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                                EXHIBIT  10.37


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PORTMAN HOLDINGS, L.P.
231 Peachtree Street, NE
Suite 200
Atlanta, Georgia  30303
404/614-5322


                                  MEMORANDUM



To:     Virginia Gorday, Senior Vice President Operations
        AMC, Inc.

From:   Tami L. West, Director of Construction
        Portman Management Company

Date:   1 April 1996

Re:     Agreement for Construction Management Services

cc:     A.J. Robinson, Russ LaGrone, David Nadeau

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This memorandum summarizes my understanding of our agreement for construction management services. Portman Holdings, L.P. has agreed to provide to AMC, Inc. consulting services related to construction management in the person of Tami West, Director of Construction. Consulting services to be provided will include, but are not limited to, review and evaluation of the following current departmental conditions with the goal of implementing changes to address agreed upon concerns:

    .   staffing and utilization
    .   cadd operation
    .   project management systems
    .   employee time management
    .   contract/work order system
    .   construction accounting

AMC will reimburse Portman Holdings for the services provided to AMC, Inc. at the flat rate of $5,000 per month. Our agreement, which will commence on April 1, 1996, expires on January 31, 1997 and must be renewed at that time. This agreement may be cancelled by either party with a sixty (60) day written notice.

If these terms meet with your approval, please sign below indicating your acceptance of this agreement.


/s/ Virginia S. Gorday                       /s/ Russell LaGrone
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           AMC, Inc.                            Portman Holdings, L.P.